REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Trustees of 1784 Institutional
U.S. Treasury Money Market Fund:

We have audited the accompanying statement of net assets of the 1784 Institu-tional U.S. Treasury Money Market Fund as of May 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets and financial highlights for the year then ended and the period from June 14, 1993 (commencement of operations) to May 31, 1994. These finan-cial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of May 31, 1995 by correspondence with the custodian and brokers. An audit also in-cludes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presenta-tion. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the 1784 Institutional U.S. Treasury Money Market Fund as of May 31, 1995, the re-sults of its operations for the year then ended, the changes in its net assets and the financial highlights for the year then ended and the period from June 14, 1993 (commencement of operations) to May 31, 1994, in conformity with gen-erally accepted accounting principles.

Boston, Massachusetts                   Coopers & Lybrand L.L.P.
July 19, 1995

MAY 31, 1995

STATEMENT OF NET ASSETS

-------------------------------------------------------------------------------
Description                                            Par (000)    Value (000)
-------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 23.7%
 UNITED STATES TREASURY BILLS
  5.490%, 06/01/95                                      $11,000       $ 11,000
  6.100%, 08/10/95                                        5,000          4,941
  5.760%, 08/31/95                                        9,000          8,870
  5.920%, 09/14/95                                        4,000          3,931
  5.900%, 09/21/95                                       10,000          9,818
  6.270%, 11/16/95                                        8,000          7,771
  5.750%, 11/24/95                                        9,500          9,239
  6.160%, 03/07/96                                       10,000          9,541
  6.020%, 04/04/96                                       22,000         20,919
  6.070%, 05/02/96                                        8,000          7,570
                                                                      --------
TOTAL U.S. TREASURY OBLIGATIONS
 (Cost $93,600,255)                                                     93,600
                                                                      --------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 22.3%
 Federal Home Loan Bank Discount Notes
  6.100%, 06/01/95                                        9,000          9,000
  5.210%, 06/09/95                                       10,000          9,987
 Federal National Mortgage Association
  Discount Note
  4.900%, 06/06/95                                       31,000         30,975
  5.600%, 06/22/95                                        8,000          7,973
  5.760%, 07/10/95                                       18,500         18,382
  5.80%, 07/11/95                                         9,000          8,941
 Student Loan Marketing
  Association Discount Note
  5.610%, 06/21/95                                        3,000          2,990
                                                                      --------
TOTAL U.S. GOVERNMENT AGENCY
   OBLIGATIONS
   (Cost $88,247,878)                                                   88,248
                                                                      --------
FLOATING RATE INSTRUMENTS -- 5.9%
 Student Loan Marketing Association
  6.220%, 11/01/96 (A)                                    5,000          5,017
  5.970%, 07/19/96 (A)                                    5,000          5,001
  5.990%, 11/24/97 (A)                                   10,000         10,002
  6.170%, 01/21/98 (A)                                    3,000          3,014
  6.020%, 02/22/99 (A)                                      500            499
                                                                      --------
TOTAL FLOATING RATE INSTRUMENTS
   (Cost $23,533,019)                                                   23,533
                                                                      --------
-------------------------------------------------------------------------------
Description                                            Par (000)    Value (000)
-------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 46.8%
  Lehman Government Securities
   6.125%, dated 05/31/95, matures
   06/01/95, repurchase price
   $25,004,253 (collateralized by
   various U.S. Treasury Notes ranging
   in par value $3,800,000-13,050,000,
   11.25%-11.75%, 11/15/14-02/15/15; with
   total market value of $25,491,117)                   $25,000       $ 25,000
  Prudential Securities 6.125%,
   dated 05/31/95, matures 06/01/95,
   repurchase price $70,011,910
   (collateralized by various U.S.
   Treasury Notes ranging in par value
   $10,520,000-18,140,000, 4.00%-8.875%,
   12/31/95-2/15/99; U.S. Treasury STRIP,
   par value $20,483,000, matures 08/15/01:
   with total market value of $71,400,415)               70,000     70,000
  Sanwa Securities 6.100%, dated 05/31/95,
   matures 06/01/95, repurchase price
   $90,015,250 (collateralized by various
   U.S. Treasury Notes ranging in par value
   $8,175,000-$21,577,000, 6.750%-6.875%,
   5/31/99-3/31/00; U.S. Treasury STRIPS
   ranging in par value $45,000-1,702,000,
   08/15/95-8/15/97; with total market value
   of $91,800,374)                                       90,000     90,000
                                                                  --------
TOTAL REPURCHASE AGREEMENTS
   (Cost $185,000,000)                                             185,000
                                                                  --------

The accompanying notes are an integral part of the financial statements.

                             1784 institutional u.s. treasury money market fund

The accompanying notes are an integral part of the financial statements.

-------------------------------------------------------------------------------
Description                                            Par (000)    Value (000)
-------------------------------------------------------------------------------
CASH EQUIVALENTS -- 1.8%
  Dreyfus Treasury Cash
   Management Money Market
   Fund
  5.951%, 06/07/95                                     $ 7,080        $  7,080
                                                                      --------
TOTAL CASH EQUIVALENTS
   (Cost $7,079,597)                                                     7,080
                                                                      --------
TOTAL INVESTMENTS -- 100.5%
   (Cost $397,460,749)                                                 397,461
                                                                      --------
TOTAL OTHER ASSETS AND LIABILITIES,
 NET -- (0.5%)                                                          (1,876)
                                                                      --------
NET ASSETS:
Capital Shares (unlimited authorization--no
 par value) based on 395,600,055 outstanding
 shares of beneficial interest                                         395,600
Accumulated Net Realized Loss on Investments                               (15)
                                                                      --------
TOTAL NET ASSETS: 100.0%                                              $395,585
                                                                      ========
NET ASSET VALUE, OFFERING PRICE AND
 REDEMPTION PRICE PER SHARE                                              $1.00
                                                                      ========

(A) Variable Rate Security - the rate reported on the Statement of Net Assets is the rate in effect on May 31, 1995.
STRIP--Separate Trading of Registered Interest and Principal.

FOR THE YEAR ENDED MAY 31, 1995

STATEMENT OF OPERATIONS (000)
-------------------------------------------------------------------------------

                                                             1784 INSTITUTIONAL
                                                                U.S. TREASURY
                                                                MONEY MARKET
                                                             ==================
INTEREST INCOME:                                                  $13,974
                                                                  -------
EXPENSES:
 Investment Advisory Fees                                             516
 Waiver of Investment Advisory Fees                                  (231)
 Administrator Fees                                                   294
 Reimbursement of Expenses by Adviser                                 (47)
 Registration Fees                                                     46
 Transfer Agent Fees & Expenses                                        44
 Professional Fees                                                     41
 Fund Accounting Fees                                                  30
 Waiver of Fund Accounting Fees                                        (6)
 Printing                                                              28
 Custodian Fees                                                        23
 Amortization of Deferred Organizational Costs                         12
 Trustee Fees                                                          11
 Other Expenses                                                         4
                                                                  -------
  Total Expenses, Net                                                 765
                                                                  -------
Net Investment Income                                              13,209
                                                                  -------
Net Realized Gain on Investments                                        4
                                                                  -------
Net Increase in Net Assets Resulting from Operations              $13,213
                                                                  =======

The accompanying notes are an integral part of the financial statements.

FOR THE PERIODS ENDED MAY 31  1784 INSTITUTIONAL U.S. TREASURY MONEY MARKET FUND

STATEMENT OF CHANGES IN NET ASSETS (000)

-------------------------------------------------------------------------------

                                                         1784 INSTITUTIONAL
                                                           U.S. TREASURY
                                                            MONEY MARKET
                                                      =========================
                                                        6/1/94     6/14/93/(1)/
                                                          to            to
                                                        5/31/95      5/31/94
                                                      -----------  ------------
INVESTMENT ACTIVITIES:
 Net Investment Income                                $    13,209  $     4,039
 Net Realized Gain (Loss) on Investments Sold                   4          (19)
                                                      -----------  ------------
 Net Increase in Net Assets Resulting from Operations      13,213        4,020
                                                      -----------  ------------
DISTRIBUTIONS TO SHAREHOLDERS:
 Net Investment Income                                    (13,209)      (4,039)
 Realized Capital Gains                                         0            0
                                                      -----------  ------------
  Total Distributions                                     (13,209)      (4,039)
                                                      -----------  ------------
SHARE TRANSACTIONS:
 Shares Issued                                          3,035,609    1,502,183
 Shares Issued in Lieu of Cash Distributions                5,500        2,666
 Shares Redeemed                                       (2,827,096)  (1,323,358)
                                                      -----------  ------------
Increase in Net Assets from Share Transactions            214,013      181,491
                                                      -----------  ------------
 Total Increase in Net Assets                             214,017      181,472
NET ASSETS:
 Beginning of Period                                      181,568           96
                                                      -----------  ------------
NET ASSETS:
 End of Period                                        $   395,585  $   181,568
                                                      ===========  ============
CAPITAL SHARES TRANSACTIONS:
 Shares Issued                                          3,035,609    1,502,183
 Shares Issued in Lieu of Cash Distributions                5,500        2,666
 Shares Redeemed                                       (2,827,096)  (1,323,358)
                                                      -----------  ------------
Net Increase in Capital Share Transactions                214,013      181,491
                                                      ===========  ============

(1) The Institutional U.S. Treasury Money Market Fund commenced operations on June 14, 1993.

The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS

-------------------------------------------------------------------------------
For a Share Outstanding Throughout each Period

                                                                                                      Ratio     Ratio of
                          Net                                                Net                  Ratio    of Expenses Net Income
                         Asset              Dividends      Net             Assets      Ratio      of Net   to Average  to Average
                         Value      Net      from Net  Asset Value           End    of Expenses   Income   Net Assets  Net Assets
                       Beginning Investment Investment     End     Total  of Period to Average  to Average (Excluding  (Excluding
                       of Period   Income     Income    of Period  Return   (000)   Net Assets  Net Assets  Waivers)    Waivers)
                       --------- ---------- ---------- ----------- ------ --------- ----------- ---------- ----------- ----------
INSTITUTIONAL
U.S. TREASURY
MONEY MARKET
=============
For the year ended
 May 31, 1995            $1.00      0.05      (0.05)      $1.00    5.05%   $395,585    0.30%      5.12%       0.41%      5.01%
For the period ended
 May 31, 1994(1)         $1.00      0.03      (0.03)      $1.00    2.99%*  $181,568    0.22%      3.16%       0.55%      2.83%

  *Returns are for the period indicated and have not been annualized.
(1)The Institutional U.S. Treasury Money Market Fund commenced operations on June 14, 1993. All ratios for the period have been annualized.

The accompanying notes are an integral part of the financial statements.

MAY 31, 1995                  1784 INSTITUTIONAL U.S. TREASURY MONEY MARKET FUND

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION
================================================================================
  The 1784 Institutional U.S. Treasury Money Market Fund is a portfolio of the 1784 Funds (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended. The Trust is presently authorized to offer shares in 13 separate portfolios (the "Funds"):

MONEY MARKET FUNDS:STOCK FUNDS:

1784 U.S. Treasury Money Market Fund1784 Growth and Income Fund
1784 Tax-Free Money Market Fund1784 Asset Allocation Fund
1784 Institutional U.S. Treasury Money Market Fund1784 International Equity Fund

BOND FUNDS:

1784 Short-Term Income Fund
1784 U.S. Government Medium-Term Income Fund
1784 Income Fund
1784 Tax-Exempt Medium-Term Income Fund
1784 Massachusetts Tax-Exempt Income Fund
1784 Rhode Island Tax-Exempt Income Fund
1784 Connecticut Tax-Exempt Income Fund

  The financial statements of the 1784 Institutional U.S. Treasury Money Market Fund are included herein. The financial statements of the remaining Funds are presented separately. The assets of each Fund are segregated, and a shareholder's interest is limited to the Fund in which shares are held.

2. SIGNIFICANT ACCOUNTING POLICIES
================================================================================
  The following is a summary of significant accounting policies followed by the 1784 Institutional U.S. Treasury Money Market Fund (the "Fund").

Security Valuation -- Investment securities of the Fund are stated at amor-tized cost which approximates market value. Under this valuation method, pur-chase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

Security Transactions and Investment Income -- Security transactions are ac-counted for on the trade date of the security purchase or sale. Costs used in determining net realized capital gains and losses on the sale of securities are those of the specific securities sold, adjusted for the accretion and am-ortization of the purchase discounts and premiums during the respective hold-ing period. Interest income is recorded on the accrual basis.

Repurchase Agreements -- Securities pledged as collateral for Repurchase Agreements are held by each Fund's custodian bank until maturity of the Repur-chase Agreements. Provisions of the Agreements and procedures adopted by the Adviser are intended to ensure that the market value of the collateral, in-cluding accrued interest thereon, is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral de-clines or if the counterparty enters into insolvency proceedings, realization of the collateral by the Fund may be delayed or limited.

Expenses -- Expenses that are directly related to the Fund are charged di-rectly to the Fund. Other operating expenses of the Trust are prorated to the Funds on the basis of relative net assets.

Distributions to Shareholders -- Distributions from net investment income are declared on a daily basis and are payable on the first business day of the following month. Any net realized capital gains on sales of securities for a Fund are distributed to its shareholders at least annually.

Federal Income Taxes -- The Trust's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no provision for Federal income taxes is required in the financial statements.

Organization Costs -- These costs have been deferred in the accounts of the Funds and are being amortized on a straight-line basis over a period of sixty months commencing with operations. If any or all of the shares representing initial capital of each Fund are redeemed by any holder thereof prior to the end of the amortization period, the proceeds will be reduced by the unamor-tized organization cost balance in the same proportion as the number of shares redeemed bears to the initial shares outstanding immediately preceding the re-demption.

3. INVESTMENT ADVISORY, CUSTODIAL AND ACCOUNTING SERVICES
================================================================================
  Pursuant to an investment advisory agreement dated June 1, 1993, investment advisory services are provided to the Trust by The First National Bank of Bos-ton (the "Adviser"). The Adviser is entitled to receive a fee of 0.20% of the average daily net assets of the Institutional U.S. Treasury Money Market Fund. Such fee is computed daily and paid monthly.

  The Trust and The First National Bank of Boston (the "Custodian") are par-ties to a custodial agreement dated June 1, 1993, under which the Custodian holds cash, securities and other assets of the Trust as required by the In-vestment Company Act of 1940. The Custodian is entitled to receive an annual fee, to be paid monthly, of 0.01% for the first $100 million in average daily net assets, 0.0075% for the next $100 million and 0.005% for the next $800 million in average daily net assets. In its capac-

                             1784 INSTITUTIONAL U.S. TREASURY MONEY MARKET FUND
ity as custodian to the Trust, the Custodian plays no role in determining the investment policies of the Trust or which securities are to be purchased or sold by the Funds.

  Under a separate agreement, The First National Bank of Boston also provides certain accounting services for the Trust and is entitled to receive a fee for these services of $30,000 per Fund per year.

  The First National Bank of Boston voluntarily waives a portion of its advi-sory, custody and accounting fees. In addition, The First National Bank of Boston reimburses certain other expenses incurred by the Funds in order to help the Funds maintain a competitive expense ratio.

4. ADMINISTRATIVE, TRANSFER AGENT AND DISTRIBUTION SERVICES
================================================================================
  Pursuant to an administrative agreement dated June 7, 1993, SEI Financial Management Corporation ("SEI") acts as the Trust's Administrator. Under the terms of such agreement, SEI is entitled to receive an annual fee of 0.15% of the Trust's first $300 million of average daily net assets, 0.12% of the Trust's second $300 million of average daily net assets and 0.10% of the Trust's average daily net assets over $600 million. Such fee is computed daily and paid monthly.

  Pursuant to an agreement dated June 1, 1993, SEI acts as the Transfer Agent of the Trust. As such, SEI provides transfer agency, dividend disbursing, shareholder servicing and administrative services for the Trust.

  SEI Financial Services Company ("SFS"), a wholly owned subsidiary of SEI, acts as the Trust's Distributor pursuant to a distribution agreement dated June 1, 1993. SFS is paid no fees by the Trust.

  Certain officers of the Trust are also officers of the Administrator. Such officers are paid no fees by the Trust.

  The Funds have paid legal fees to a law firm of which the Secretary of the Trust is a member.

5. LINE OF CREDIT
================================================================================
  The Fund has a bank line of credit. Borrowings under the line of credit are secured by investment securities of the Fund, which may not exceed 10% of the Fund's total assets. No borrowings were outstanding for the period ended May
31, 1995.

NOTICE TO SHAREHOLDERS OF THE 1784 INSTITUTIONAL U.S. TREASURY

MONEY MARKET FUND (UNAUDITED)

FOR TAXPAYERS FILING ON A CALENDAR YEAR BASIS, THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY.

Dear 1784 Funds Shareholders:

  For the fiscal year ended May 31, 1995, the 1784 Institutional U.S. Treasury Money Market Fund is designating long term capital gains, qualifying dividends and exempt income with regard to distributions paid during the year as fol-lows:

                                                (A)*          (B)*
                                              Long Term     Ordinary         (C)                     (E)**
                                            Capital Gains    Income         Total         (D)**       Tax      (F)**
                                            Distributions Distributions Distributions  Qualifying    Exempt   Foreign
                                             (Tax Basis)   (Tax Basis)   (Tax Basis)  Dividends (1) Interest Tax Credit
                                            ------------- ------------- ------------- ------------- -------- ----------
Institutional U.S. Treasury Money Market          0%          100%          100%            0%         0%        0%

(1)Qualifying dividends represent dividends which qualify for the corporate received deduction.
  *Items (A) and (B) are based on a percentage of the Fund's total distribution.
 **Items (D), (E) and (F) are based on a percentage of ordinary income distributions of the Fund.

Please consult your tax adviser for proper treatment of this information.
                                                                              14